DAWN PACIFIC MANAGEMENT LTD.

#400, 455 Granville Street, Vancouver, BC, V6C 1T1

Ph:  604-682-3701  Ph: 604-682-3600

July 24, 2003

To:

British Columbia Securities Commission

AND TO:

Alberta Securities Commission

Dear Sirs and Mesdames:

RE:

Camflo International Inc.

and Annual Information Form Renewal

In accordance with section 3.1 of Multilateral Instrument 45-102, we hereby give Notice that the Company has filed its Form 20F dated June 26, 2003 as its current Annual Information Form renewal under SEDAR Project No. 00559630.

Yours truly,

“Andrea Regnier”